UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2009 (November 10, 2009)

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1–16817	04–3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617–796–8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐ Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐ Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 3.03.              Material Modification of Rights of Security Holders.

The description in Item 5.03 of this Current Report on Form 8-K of the transfer restrictions on the shares of stock of Five Star Quality Care, Inc., or the Company, pursuant to Article IX of the amended and restated bylaws of the Company, which were recently approved by the board of directors of the Company, is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2009, the board of directors of the Company announced the election of Paul V. Hoagland as Vice President – Finance of the Company effective immediately, and the transition of the Company’s Treasurer and Chief Financial Officer positions from Francis R. Murphy III to Mr. Hoagland effective January 1, 2010.

Mr. Hoagland, age 57, served as Executive Vice President of Administration, Chief Financial Officer and Treasurer of Friendly’s Corporation from 2003 until 2008, prior to which he served as Senior Vice President, Chief Financial Officer and Treasurer from 2001 until 2003.

Mr. Hoagland's annual base salary is expected to be $200,000, and he will be eligible for bonuses and incentive share grants in amounts to be determined in the discretion of the Company.  In connection with Mr. Hoagland’s election, the Company expects to enter into its standard indemnification agreement with Mr. Hoagland, on substantially the same terms as the agreements previously entered into between the Company and each other officer.  The Company has previously filed a representative copy of those indemnification agreements as Exhibit 10.4 to its Annual Report on Form 10-K for the year ended December 31, 2008.

Mr. Hoagland has no family relationships with any director or executive officer of the Company.  Mr. Hoagland is also expected to be elected as a Senior Vice President of Reit Management & Research LLC, or RMR.  In addition to receiving compensation paid by the Company, Mr. Hoagland is expected to receive compensation for his separate services to RMR from RMR and equity compensation from certain companies affiliated with RMR. The Company has contractual management agreements with RMR. For more information with respect to the Company’s relationships with RMR, please see the information set forth under “Related Person Transactions and Company Review of Such Transactions” in of the Company’s Proxy Statement relating to its Annual Meeting of Shareholders held on May 14, 2009.  Mr. Hoagland has no interest in any other transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2009, the board of directors of the Company approved amended and restated bylaws of the Company.  Those amended and restated bylaws impose certain restrictions on the transfer of the Company’s shares in order to help the Company preserve the tax treatment of its net operating losses and other tax benefits, clarify the existing bylaw provisions imposing liability on stockholders for, and obligating a stockholder to indemnify and hold harmless the Company from and against, all costs, expenses, penalties, fines or other amounts arising from the stockholder’s breach of any provision of the Company’s charter or bylaws and other conforming and clarifying changes, and include arbitration provisions for the resolution of certain disputes, claims and controversies.

The new Article IX of the amended and restated bylaws of the Company generally provides that transfers of the Company’s shares to a person, entity or group which is then, or would become as a result, an owner of 5% or more of the Company’s outstanding shares would be void in total for transferees then already owning 5% or more of the Company’s shares and, for transferees that would otherwise become owners of 5% or more of the Company’s shares, to the extent the transfer would so result in such level of ownership by the proposed transferee.  The prohibited transfer threshold was set at 5% because transfers at or above that level could result in limitations on the Company’s ability to use its net operating losses and other tax benefits to reduce its future taxable income, as provided under the Internal Revenue Code of 1986, as amended, and related tax rules.  Shares relating to attempted transfers in violation of the Article IX prohibition may be subject to transfer to a charitable trust in accordance with the provisions of Article VI of the Company’s charter.  Article VI of the Company’s charter also governs the treatment for the Company shares which are subject to other provisions of the Company’s charter and bylaws, including shares owned in excess of the 9.8% ownership limitation included in the Company’s charter and shares required to be divested due to a stockholder’s failure to comply with certain regulatory matters, as further provided in the Company’s amended and restated bylaws.  Under Article IX of the amended and restated bylaws, Company stockholders owning 5% or more of the Company’s outstanding shares as of November 10, 2009, or grandfathered stockholders, would not have their shares owned at and above the 5% ownership threshold transferred to a charitable trust or otherwise divested solely as a result of the adoption of that Article IX of the Company’s amended and restated bylaws; however, such grandfathered stockholders would not be permitted to acquire additional Company shares while they owned 5% or more of the Company’s outstanding shares or thereafter to the extent any such subsequent acquisition would result in them then owning 5% or more of the Company’s outstanding shares, consistent with Article IX’s general prohibition on transfers at or above the 5% share ownership threshold.   Stockholders owning 5% or more of the Company’s outstanding shares would generally not be prohibited under Article IX of the amended and restated bylaws from transferring their Company shares but those transfers would be subject to the general prohibition on transfers of the Company shares to other stockholders then owning 5% or more of the Company’s outstanding shares or to persons, entities or groups that would otherwise own 5% or more of the Company’s outstanding shares as a result of the transfer.  Under Article IX of the amended and restated bylaws, the board of directors of the Company or its duly authorized committee may approve transfers which otherwise would be prohibited by Article IX of the amended and restated bylaws.  The articles numbered from Article IX onward, and corresponding section numbers, included in the prior Company bylaws were renumbered accordingly as a result of the adoption of the new Article IX of the Company’s amended and restated bylaws.

Section 15.2 of the Company’s amended and restated bylaws now expressly provides that matters for which a stockholder is liable to and obligated to indemnify and hold harmless the Company include any breach or failure to fully comply with any covenant, condition or provision of the Company’s charter or bylaws, including the advance notice provisions pertaining to stockholder nominations and other proposals, and applies to derivative actions brought against the Company in which the stockholder is not the prevailing party.  The Company’s amended and restated bylaws also include a new Article XVI, which provides that actions brought against the Company or any director, officer, manager (including RMR or its successor), agent or employee of the Company, by a stockholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in the Company’s amended and restated bylaws.

The foregoing description of the Company’s amended and restated bylaws is not complete and is subject to and qualified in its entirety by reference to the amended and restated bylaws, a copy of which is attached as Exhibit 3.1, and which amended and restated bylaws are incorporated herein by reference.  In addition, a marked copy of the Company’s amended and restated bylaws indicating changes made to the Company’s bylaws as they existed immediately prior to the adoption of those amended and restated bylaws is attached as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws, as amended and restated as of November 10, 2009

3.2	Amended and Restated Bylaws, as amended and restated as of November 10, 2009 (marked)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

	By:	/s/ Bruce J. Mackey Jr.
Name: Bruce J. Mackey Jr.
Title: President and Chief Executive Officer

Dated: November 12, 2009